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Bill Wohl	Michael Picariello
Commvault	Commvault
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FOR IMMEDIATE RELEASE

Joseph Eazor Joins Commvault Board as New Independent Director

-- Software and Technology Industry Veteran Brings Proven Record of
Driving Successful Strategic Transformations and Operational Execution --

TINTON FALLS, NJ, October 19, 2015 – Commvault (NASDAQ: CVLT) today announced that Joseph F. Eazor, President and Chief Executive Officer of EarthLink Holdings Corp. (NASDAQ: ELNK), has been appointed to the Commvault Board of Directors, effective immediately. With the addition of Mr. Eazor, the Commvault Board has expanded to 10 members, eight of whom are independent.
Mr. Eazor is a technology and software industry veteran with substantial strategic planning, sales and operational experience at some of the most innovative technology companies in the world. As President and Chief Executive Officer of EarthLink, a leading managed network, security and cloud solutions provider, Mr. Eazor has implemented a significant reorganization and turnaround for the company that included expanded products and services offerings, new go-to-market strategies, a more disciplined cost and capital structure, and a strengthened leadership team. As a result of these and other actions since Mr. Eazor joined the company, EarthLink has significantly improved its financial and operating performance and shareholder returns. His appointment to the Commvault Board follows a search process for a new independent director begun by the Board’s Nominations and Governance Committee with the assistance of Russell Reynolds.
“We are extremely pleased to welcome Joe to the Commvault Board,” said N. Robert Hammer, Commvault’s Chairman, President and CEO. “Joe brings more than two decades of software and technology expertise, and a strong record overseeing complex corporate transformations. We are confident that Joe’s deep experience and broad insights will contribute to the progress we are making with the transformation currently underway at Commvault as we work to capitalize on our company’s industry leading technology and strong customer relationships.”
Gary B. Smith, Chairman of the Nominations and Governance Committee of the Commvault Board of Directors, said, “As part of our focus on driving value creation, we determined that it would be appropriate to add an additional independent director to the Board. Joe brings talent and a fresh perspective that we believe will contribute to Commvault’s performance and stockholder returns.”

Mr. Eazor said, “Commvault is at a sweet spot of customer and technology trends, and has the innovative technology, expertise and resources required to meet – and exceed – the accelerating demand for comprehensive data management solutions. I look forward to working alongside my fellow directors and Commvault’s leadership team to strengthen and grow the company, serve our customers and deliver value to Commvault stockholders.”

About Joseph F. Eazor

Mr. Eazor has served as President, Chief Executive Officer and a director of EarthLink since January 2014. Prior to joining EarthLink, Mr. Eazor worked in a variety of senior executive and consulting roles. From 2011 until 2013, he was Executive Vice President and Chief Operating Officer of Global Sales and Customer Operations at EMC Corporation, a global leader in IT and business transformation, where he helped drive significant market share gains and lead storage technology growth in the industry.
From 2010 to 2011, he worked as a Director and Senior Partner at McKinsey & Company, Inc., where he assisted services and technology companies on growth strategies, mergers and acquisitions, and operations improvement.
Beginning in 2003, he held executive level positions at Electronic Data Systems, including as the Senior Vice President and General Manager of Asia Pacific, living in Shanghai, and as Executive Vice President of Corporate Strategy and Operations where he led the sale of the company to Hewlett Packard in August 2008. Mr. Eazor went on to serve as Senior Vice President and General Manager of the more than $20 billion HP Enterprise Services division at Hewlett-Packard, an information technology corporation, from August 2008 to 2010. Under his leadership, the Enterprise Services division executed a successful reorganization - including the disposition of non-core assets - that improved profit by more than $1 billion and positioned the business to secure record bookings with large-scale clients.
Earlier in his career, Mr. Eazor served as a partner and board member of A.T. Kearney, a Managing Director at Alix Partners, LLC and as President, Chief Executive Officer and a director of Springbow Solutions, Inc. He received a Masters of Business Administration from the University of Chicago and a Bachelor of Science degree in Petroleum Engineering from the Colorado School of Mines.
The complete listing of the Commvault Board of Directors can be found here.
About Commvault

A singular vision — a belief in a better way to address current and future data management needs — guides Commvault in the development of Singular Information Management® solutions for high-performance data protection, universal availability and simplified management of data on complex storage networks. Commvault's exclusive single-platform architecture gives companies unprecedented control over data growth, costs and risk. Commvault's software suite of products was designed to work together seamlessly from the ground up, sharing a single code and common function set, to deliver superlative Data Protection, Archive, Replication, Search and Resource Management capabilities. More companies every day join those who have discovered the unparalleled efficiency, performance, reliability, and control only Commvault can offer. Information about Commvault is available at http://www.commvault.com. Commvault's corporate headquarters is located in Tinton Falls, New Jersey in the United States.

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Safe Harbor Statement: Customers' results may differ materially from those stated herein; Commvault does not guarantee that all customers can achieve benefits similar to those stated above. This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions and others. Statements regarding Commvault's beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements. The development and timing of any product release as well as any of its features or functionality remain at our sole discretion.

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